UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

INTERNATIONAL GAME TECHNOLOGY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Explanatory Note:

This document should be read together with the definitive proxy statement of International Game Technology (the “Company”) filed with the Securities and Exchange Commission on January 23, 2013 in connection with the Company’s annual meeting of stockholders to be held at 7:30 a.m. P.S.T. on Tuesday, March 5, 2013. The purpose of this filing is to correct certain typographical errors in the “Shares of Common Stock Purchased or Sold (January 1, 2011—January 1, 2013)” table in Appendix A of the proxy statement. In such appendix, the dividend reinvestment acquisitions by Mr. Paget L. Alves on April 8, 2011 and July 8, 2011 were reported as 16,058 and 14,963 shares, respectively. The correct amounts of such dividend reinvestment acquisitions are 16.058 and 14.963 shares. In addition, the descriptions of Mr. Robert J. Miller’s acquisition of shares on March 1, 2011 were incorrectly inverted. Mr. Miller acquired 2,750 restricted stock units and 11,000 stock options on such date. Finally, Mr. Greg Creed’s acquisition of 3,175 deferred stock units was stated as occurring on December 13, 2012 but actually occurred on December 31, 2012.

The table of beneficial ownership of the Company’s shares by officers and directors on pages 21-22 of the proxy statement is unchanged.